Exhibit 10.13

STUBHUB HOLDINGS, INC.

AMENDED AND RESTATED 2022 OMNIBUS INCENTIVE PLAN

1. Purpose of the Plan

This Plan is intended to promote the interests of the Company and its stockholders by providing certain employees, directors and consultants of the Company Group with incentives and rewards to encourage them to continue in the service of the Company Group. This Plan amends and restates the 2022 Omnibus Incentive Plan, as amended through June 9, 2023, in its entirety.

2. Definitions

As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:

(a) “Administrator” means an officer or employee of the Company Group that the Committee has delegated administrative functions of the Plan to pursuant to Section 4(c) hereof.

(b) “Affiliate” means, with respect to a Person, a corporation or other entity controlled by, controlling, or under control with such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such person, whether through the ownership of voting or other securities, by contract or otherwise.

(c) “Award Agreement” means a written or electronic agreement, in a form determined by the Committee from time to time, entered into by each Participant and the Company, evidencing the grant of an Incentive Award under the Plan.

(d) “Board of Directors” means the Board of Directors of the Company.

(e) “Cash Incentive Award” means an award granted to a Participant pursuant to Section 8 of the Plan.

(f) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the relevant member of the Company Group defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company Group; (iii) such Participant’s violation of any contract or agreement between the Participant and the relevant member of the Company Group or of any statutory duty owed to the relevant member of the Company Group; (iv) such Participant’s unauthorized use or disclosure of the Company Group’s confidential information or trade secrets; (v) such Participant’s misconduct; (vi) such Participant’s violation of a material policy of any member of the Company Group; or (vii) such Participant’s substantial and repeated failure to perform the Participant’s duties or to follow any lawful directive from any member of the

Company Group. The determination that a termination of the Participant’s Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Service of a Participant was terminated with or without Cause for the purposes of outstanding Incentive Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company Group or such Participant for any other purpose.

(g) “Change in Control” means and includes each of the following, unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee:

(1) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, excluding for purposes herein, acquisitions pursuant to a Business Combination (as defined below) that does not constitute a Change in Control as defined in Section 2(g)(2) below;

(2) a merger, reorganization, or consolidation (x) of the Company with any other entity or (y) in which equity securities of the Company are issued (each, a “Business Combination”), in each case, other than a merger, reorganization, or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its direct or indirect parent company) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity (or, as applicable, a direct or indirect parent company of the Company or such surviving entity) outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 2(g)(1)) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control;

(3) during the period of two (2) consecutive years, individuals who, at the beginning of such period, constitute the Board of Directors together with any new director(s) (other than a director (x) designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(f)(1) or (2) hereof or (y) who is elected to the Board of Directors as a result of a proxy contest) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two (2) year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(4) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, (i) in no event will a Change in Control be deemed to have occurred if Eric Baker or an Affiliate of Eric Baker controls the Company following the consummation of such transaction, or (ii) with respect to any Incentive Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Incentive Award unless such event is also a “change in ownership,” a “change in effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(i) “Committee” means any committee duly authorized by the Board of Directors to administer the Plan. If no committee is duly authorized by the Board of Directors to administer the Plan, the term “Committee” shall be deemed to refer to the Board of Directors for all purposes under the Plan. The Board of Directors may abolish the Committee or re-vest in itself any previously delegated authority from time to time, and will retain the right to exercise the authority of the Committee from time to time to the extent consistent with applicable law.

(j) “Common Stock” means the Company’s Class A Common Stock, $0.001 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 9 of the Plan.

(k) “Company” means StubHub Holdings, Inc., a Delaware corporation, and any successor to StubHub Holdings, Inc.

(l) “Company Group” means the Company and its direct and indirect Subsidiaries.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by a member of the Company Group to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate of the Company and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan.

(n) “Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company Group from time to time that provides opportunities for deferral of compensation.

(o) “Director” means a member of the Board of Directors who is not an employee of any member of the Company Group.

(p) “Employee” means any person employed by a member of the Company Group. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(r) “Fair Market Value” means, as of the applicable date of determination, the value of the Common Stock as determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code; provided, that in the event the Common Stock has been registered under the Exchange Act and is listed or admitted to trading on a securities exchange, Fair Market Value means, with respect to a share of Common Stock, as of the applicable date of determination or if such exchange is not open for trading on such date, the immediately preceding day on which such exchange is open for trading, the closing price as reported on the date of determination on such securities exchange.

(s) “Incentive Award” means any award under the Plan of any Stock Incentive Award or Cash Incentive Award.

(t) “Lead Underwriter” means the lead underwriter of any public offering of the Common Stock.

(u) “Listing Date” means the date of the underwriting agreement between the Company and the underwriters managing the initial public offering of the Common Stock pursuant to which the Common Stock is priced for the initial public offering, or in the event of a non-underwritten initial public offering, the date the Common Stock is first registered under the Securities Act.

(v) “Lock-Up Period” means the specified period of time, as determined by the Company and/or the Lead Underwriter, following the effective date of a registration statement of the Company filed under the Securities Act.

(w) “Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

(x) “Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7.

(y) “Participant” means an individual to whom an Incentive Award is granted pursuant to the Plan or, if applicable, such other individual who holds an outstanding Incentive Award.

(z) “Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act).

(aa) “Plan” means this StubHub Holdings, Inc. Amended and Restated 2022 Omnibus Incentive Plan, as it may be amended from time to time.

(bb) “Prior Plans” means, collectively, the Pugnacious Endeavors, Inc. 2012 Restricted Stock Unit Plan and the Pugnacious Endeavors, Inc. 2015 Stock Option Plan, each as amended from time to time.

(cc) “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

(dd) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ee) “Service” means the period during which an individual is classified or treated by the Company Group as an Employee, Director or Consultant of the Company Group.

(ff) “Stock Incentive Award” means an Option or Other Stock-Based Award granted pursuant to the terms of the Plan.

(gg) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company; and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(hh) “Substitute Award” means Incentive Awards that result from the assumption of, or are in substitution for, outstanding awards previously granted by a company or other entity acquired, directly or indirectly, by the Company or one of its Subsidiaries or with which the Company or one of its Subsidiaries combines.

3. Stock Subject to the Plan and Limitations on Cash Incentive Awards

(a) Stock Subject to the Plan

(1) The aggregate number of shares of Common Stock that may be issued pursuant to Incentive Awards granted under the Plan shall be equal to 80,556,646 shares of Common Stock. The number of shares of Common Stock that may be issued pursuant to Incentive Awards shall be subject to an annual increase beginning on and including January 1, 2026 and ending on and including January 1, 2035, equal to the lesser of (x) five percent (5%) of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (y) such smaller number of shares of Common Stock as is determined by the Board of Directors. Out of such aggregate, the maximum number of shares of Common Stock that may be issued pursuant to the exercise of Options that are designated as “incentive stock options” within the meaning of Section 422 of the Code shall not exceed 50,000,000 shares of Common Stock. The maximum number of shares of Common Stock referred to in the preceding sentences of this

Section 3(a)(1) shall in each case be subject to adjustment as provided in Section 9 hereof and the following provisions of this Section 3. Of the shares of Common Stock described in this Section 3, one-hundred percent (100%) may be delivered in connection with “full-value Awards,” meaning Incentive Awards other than Options or stock appreciation rights. Any shares issued pursuant to any Incentive Awards shall be counted against the foregoing share limit on a one-for-one basis. Shares of Common Stock issued under the Plan may be either authorized and unissued shares, treasury shares, shares purchased by the Company in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion. Following the Listing Date, the maximum number of shares of Common Stock subject to Incentive Awards granted during a single fiscal year to any Director, taken together with any cash fees paid to that Director during the fiscal year and the value of awards granted to the Director under any other equity compensation plan of the Company during the fiscal year, shall not exceed a total value of $750,000 (calculating the value of any Incentive Awards based on the grant date fair value for financial reporting purposes); provided, that, for any fiscal year in which a Director (i) first commences service on the Board of Directors, (ii) serves on a committee of the Board of Directors, or (iii) serves as lead director or chairman of the Board of Directors, such limit shall be $1,000,000.

(2) For purposes of Section 3(a)(1), shares of Common Stock covered by Incentive Awards shall only be counted as issued under the Plan to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan. In the event any Incentive Award or award granted under a Prior Plan is forfeited, cancelled or terminated without the underlying shares being issued, then such shares shall be added to the number of shares of Common Stock that are available for delivery under the Plan. If, prior to the tenth anniversary of the Listing Date, shares of Common Stock are tendered (either actually or through attestation) or withheld to satisfy any tax withholding requirement in connection with an Incentive Award or an award granted under a Prior Plan, such shares shall be added to the number of shares of Common Stock that are available for delivery under the Plan. In addition, if shares of Common Stock are issued under the Plan or a Prior Plan subject to conditions that may result in the forfeiture, cancellation or return of such shares to the Company, any portion of the shares forfeited, cancelled or returned shall be added to the number of shares of Common Stock that are available for delivery under the Plan. Shares of Common Stock underlying Incentive Awards or awards granted under the Prior Plans that are settled for cash shall be added to the number of shares of Common Stock that are available for delivery under the Plan. Shares of Common Stock covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger shall not count as used under the Plan for purposes of this Section 3. Substitute Awards will not count against the overall share limit set forth in Section 3(a)(1) above (nor shall shares of Common Stock subject to a Substitute Award be added to the shares of Common Stock available for Incentive Awards under the Plan as provided above), except that shares of Common Stock acquired by exercise of substitute “incentive stock options” within the meaning of Section 422 of the Code will count against the maximum number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options under the Plan.

4. Administration of the Plan

(a) The Plan shall be administered by the Committee, which shall consist of two or more directors; provided, that following the Listing Date, each member of the Committee must qualify as a “non-employee director” (within the meaning of Rule 16b-3) and as “independent” under the listing standards or rules of the securities exchange upon which the Common Stock is traded, but only to the extent such independence is required to take the action at issue pursuant to such standards or rules. From time to time, the Board of Directors may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee, subject to the preceding sentence, as applicable. The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards.

(1) At all times following the Listing Date, it is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if, following the Listing Date, the operation of any provision of the Plan would conflict with the intent expressed in this Section 4(a)(1), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

(b) The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement granted thereunder, to institute “black-out” periods during which Incentive Awards may not be exercised or settled, and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.

(c) The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to grant Incentive Awards; provided, that such delegation (x) is in compliance with applicable laws and (y) does not result in the loss of an exemption under Rule 16b-3(d)(1) for Incentive Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, to the extent applicable. The Committee may delegate administrative functions of the Plan to one or more Administrators, and the Administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Incentive Awards, to process or oversee the issuance of Common Stock under Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan; provided, that in no case shall the Administrator(s) be authorized (i) to grant Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the preceding sentence), (ii) to take any action inconsistent with Section 409A of the Code or (iii) to take any action inconsistent with applicable law. Any action by the Administrator(s) within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include the Administrator(s). The Committee and, to the extent applicable, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of the Administrator(s), and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of the Administrator(s) shall be subject to approval, disapproval, or modification by the Committee.

(d) On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Service during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code. Following the Listing Date, the Company may (x) reprice (within the meaning of the applicable listing standards or rules of the securities exchange upon which the Common Stock is traded) any Option or stock appreciation right and/or (y) purchase underwater Options or stock appreciation rights from a Participant for value in excess of zero, in each case, without the approval of the stockholders of the Company.

(e) The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award; provided, that the Committee may, in its discretion, defer, or give a Participant the election to defer, the payment of amounts payable with respect to an Incentive Award subject to and in accordance with the terms of a Deferred Compensation Plan.

(f) No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. Eligibility

Employees, Directors and Consultants shall be eligible to receive Incentive Awards pursuant to the Plan. Eligibility for the grant of Incentive Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion. Each Incentive Award granted under the Plan shall be evidenced by an Award Agreement.

6. Options

The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. The Award Agreement shall clearly identify such Option as either an “incentive stock option” within the meaning of Section 422 of the Code or as a non-qualified stock option. Any Option not identified as an incentive stock option in the applicable Award Agreement will be considered to be a non-qualified stock option.

(a) Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than one-hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date on which such Option is granted, it being understood that the exercise price of an Option that is a Substitute Award may be less than the Fair Market Value per share of Common Stock on the date such Substitute Award is assumed; provided, that such substitution complies with applicable laws and regulations, including, without limitation, Section 409A of the Code.

(b) Term and Exercise of Options

(1) Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as set forth in the Award Agreement; provided, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the Award Agreement. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted.

(2) Each Option shall be exercisable in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including, without limitation, delivery of cash, through net settlement or other method of cashless exercise.

(c) Special Rules for Incentive Stock Options

(1) The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or any of its “subsidiaries” (within the meaning of Section 424 of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such incentive stock options exceeds $100,000, then incentive stock options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the Options which shall cease to constitute incentive stock options, incentive stock options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged.

(2) Incentive stock options may only be granted to individuals who are employees of the Company or its “parents” or “subsidiaries” (within the meaning of Section 424 of the Code). No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent (10%) of the total combined “voting power” (within the meaning of Section 422 of the Code) of all classes of stock of the Company or any of its “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least one-hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five (5) years from the date such incentive stock option is granted.

7. Other Stock-Based Awards

The Committee may from time to time grant equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, (iv) include the offer to purchase shares of Common Stock at a price greater or lower than Fair Market Value on the date of grant of such Other Stock-Based Award, and (v) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such Stock Incentive Award. Unless otherwise provided in the applicable Award Agreement, upon the termination of a Participant’s Service for any reason, any unvested portion of an Other Stock-Based Award will be forfeited for consideration therefor.

8. Cash Incentive Awards

The Committee may from time to time grant Cash Incentive Awards on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Cash Incentive Awards may be settled in cash or in other property, including shares of Common Stock.

9. Adjustment Upon Certain Changes

Subject to any action by the stockholders of the Company required by law, applicable tax rules or the rules of any exchange on which shares of common stock of the Company are listed for trading, as applicable:

(a) Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off or similar corporate change or in the event of an extraordinary cash dividend, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards, exercise or base price of any Incentive Award, and the applicable performance targets or criteria shall be equitably adjusted or substituted by the Committee to prevent enlargement or reduction in rights granted under the Incentive Award. In the event of any change in the number of shares of Common Stock of the Company outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of shares of Common Stock with respect to which Incentive Awards may be granted.

(b) Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of shares of Common Stock subject to each outstanding Incentive Award and the exercise price per share of Common Stock of each such Incentive Award.

(c) Change in Control

Unless otherwise provided in the applicable Award Agreement or expressly provided by the Committee at the time of grant of an Incentive Award, in the event of a Change in Control, the Committee may take one or more of the following actions with respect to Incentive Awards, contingent upon the closing or completion of the Change in Control:

(1) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Incentive Award or to substitute a similar award for such Incentive Award (including, without limitation, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control); provided, that if an Incentive Award is not assumed, continued or substituted in connection with such Change in Control pursuant to the foregoing, any unvested portion of such Incentive Award shall automatically accelerate and fully vest as of the effective time of such Change in Control, and to the extent that any such Incentive Award is subject to performance vesting conditions, such Incentive Award shall be deemed to be vested at the greater of target or actual performance as of the effective time of such Change in Control;

(2) terminate the vested portion of the Stock Incentive Award in exchange for a payment, in such form as may be determined by the Committee, equal to the value of the property, if any, the Participant would have received upon the issuance of Common Stock under the Stock Incentive Award (less any exercise price) and the purchase of Common Stock by the acquiring corporation in connection with the Change in Control. Notwithstanding the foregoing, payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Change in Control is subject to a contingency, such as a portion of the consideration being subject to an escrow, a purchase price adjustment, earn-out, holdback or indemnity claim, solely to the extent such condition qualifies as a “substantial risk of forfeiture” under Section 409A of the Code and all amounts are paid within the “short-term deferral period” after such condition is satisfied so as to remain exempt from Section 409A of the Code; and

(3) take any other actions the Committee deems appropriate with respect to unvested Incentive Awards, including, but not limited to, modifying the vesting conditions of such Incentive Awards and/or deeming performance vesting conditions unsatisfied or satisfied at any level determined by the Committee.

The Committee need not take the same action or actions with respect to all Incentive Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Incentive Award.

(d) Dissolution or Liquidation

Unless otherwise provided in the applicable Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Incentive Awards will terminate immediately prior to the completion of such dissolution of liquidation.

(e) Other Changes

In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in Sections 9(a), (b), (c) or (d), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate.

(f) Cash Incentive Awards

In the event of any transaction or event described in this Section 9, including, without limitation, any corporate change referred to Section 9(e), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the terms and conditions of any Cash Incentive Award.

(g) No Other Rights

Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.

10. Termination of Service

The Award Agreement shall specify the consequences with respect to such Incentive Award of the termination of Service of the Participant holding the Incentive Award. Except as to any Incentive Awards constituting stock rights subject to Section 409A of the Code, termination of Service shall mean a “separation from service” within the meaning of Section 409A of the Code, unless the Participant is retained as a consultant pursuant to a written agreement and such agreement provides otherwise. The Service of a Participant with the Company Group shall be deemed to have terminated for all purposes of the Plan if such Person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Unless otherwise agreed by the Committee upon the advice of counsel that so agreeing does not result in the imposition of penalties under Section 409A of the Code, a Participant who ceases to be an employee of the Company Group but continues, or simultaneously commences, services as a director of the Company Group shall be deemed to have had a termination of Service for purposes of the Plan. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Service; provided, that a Participant who is an employee will not be deemed to cease Service in the case of any leave of absence approved by the Company. Furthermore, no payment shall be made with respect to any Incentive Awards under the Plan that are subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave of absence constitutes a “separation from service” for purposes of Section 409A of the Code.

11. Rights Under the Plan

No Person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award until the date of the issuance of such shares on the books and records of the Company. Except as otherwise expressly provided in Section 9 hereof or in a Participant’s Award Agreement, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 11 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends; provided, that dividends or dividend equivalents that would be payable with respect to any share of Common Stock subject to a performance-based Incentive Award shall not be paid until, and only to the extent that, the performance-based conditions are met.

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any Person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

12. No Special Service Rights; No Right to Incentive Award

(a) Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of such Participant’s Service by the Company Group or interfere in any way with the right of the Company Group at any time to terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

(b) No Person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other Person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other Person.

13. Conditions to Issuance

(a) Securities Matters

(1) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded, as applicable. The Committee may require, as a condition to the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(2) The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall be effective unless at such time counsel to the Company determines that the issuance and delivery of shares of Common Stock pursuant to such exercise would not be in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded, as applicable. The Company may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(b) As a condition to the receipt of shares of Common Stock prior to the Listing Date pursuant to an Incentive Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholders’ agreement or such other similar documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Board of Directors or Committee shall from time to time establish. Such stockholders’ agreement or other similar documentation shall apply to the Common Stock acquired under the Plan prior to the Listing Date and covered by such stockholders’ agreement or other documentation. The Company may require, as a condition of exercise prior to the Listing Date, the Participant to become a party to any other existing stockholder agreement or other similar agreement.

(c) As a condition to the grant of an Award prior to the Listing Date, if requested by the Company and/or the Lead Underwriter, a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the applicable Lock-Up Period. Prior to the Listing Date, the Participant shall further agree to sign such documents as may be requested by the Company and/or the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-Up Period.

14. Withholding Taxes

(a) Cash Remittance

Whenever withholding tax obligations are incurred in connection with any Incentive Award, the Company shall have the right to require the Participant to remit to the relevant member of the Company Group in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such event. In addition, upon the exercise or settlement of any Incentive Award in cash, or the making of any other payment with respect to any Incentive Award (other than in shares of Common Stock), the relevant member of the Company Group shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, settlement or payment.

(b) Stock Remittance; Stock Withholding

The Committee may elect, in its sole discretion, whenever withholding tax obligations are incurred in connection with any Incentive Award, that the Participant tender to the Company, or the Company shall withhold, a number of shares of Common Stock that have been owned by the Participant having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the maximum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

15. Amendment or Termination of the Plan

The Board of Directors may at any time suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange, as applicable, requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 15 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. The Committee shall have the unilateral right without consent of Participants to amend an Incentive Award to the extent necessary to avoid penalty under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, adversely affect in any material respect the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing in the Plan shall limit the right of the Company Group to pay compensation of any kind outside the terms of the Plan.

16. Recoupment

Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to recoup compensation of whatever kind paid or to be paid by the Company at any time to a Participant under this Plan to the extent, as applicable, (i) required by applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act), (ii) permitted or required by Company policy as in effect on the date of grant or imposed afterwards (whether or not consented to by a Participant), and/or (iii) required by the rules of an exchange on which the Company’s shares are listed for trading.

17. No Obligation to Exercise

The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.

18. Transfers

Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however that the Committee may permit Options that are not incentive stock options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any Person or Persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

19. Section 409A of the Code

The Plan and Incentive Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. To the extent that any Incentive Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary, or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with or be exempt from Section 409A of the Code and, to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void. The Company Group shall have no liability to a Participant, or any other party, if an Incentive Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company Group and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company Group. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

20. Expenses and Receipts

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

21. Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the material terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

22. Relationship to Other Benefits

No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

23. Governing Law

The Plan and the rights of all Persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

24. Severability

If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

25. Effective Date and Term of Plan

The Plan was originally effective as of January 1, 2022. The Plan, as amended and restated herein, will become effective on the day prior to the Listing Date. No grants of “incentive stock options”, within the meaning of Section 422 of the Code, may be made under the Plan after the tenth anniversary of the date upon which the Plan, as amended and restated herein, was approved.

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